Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus LLC

Address:	450 LEXINGTON AVENUE

New York, NY 10017

2. Name:	Charles R. Kaye

c/o Warburg Pincus LLC

Address:	450 LEXINGTON AVENUE

New York, NY 10017

3. Name:	Joseph P. Landy

c/o Warburg Pincus LLC

Address:	450 LEXINGTON AVENUE

New York, NY 10017